UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     November 21, 2008_____________________

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-114041	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 WESTON PARKWAY, SUITE 400 CARY, NORTH CAROLINA	27513
(Address of principal executive offices)	(Zip Code)

(919) 677-3900
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 2.05     COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On November 21, 2008, Ply Gem Industries, Inc. (the “Company”) announced that it will close its Hammonton, New Jersey and Phoenix, Arizona window and door manufacturing facilities.  Management expects that the plant closures will reduce costs and increase operating efficiencies by increasing capacity utilization as the production will be absorbed by the Company’s other window and door manufacturing locations.  Production will begin to be shifted to other locations during December 2008 and is expected to cease at both facilities by March 2009.

In connection with the closure plans, the Company expects to incur pre-tax exit and restructuring costs, all of which will be cash charges, of approximately $6.6 million, including approximately $1.4 million for personnel-related costs, approximately $0.5 million for contract termination costs, and approximately $4.7 million in other facilities-related costs, which include approximately $4.3 million in lease costs.

ITEM 7.01     REGULATION FD DISCLOSURE

A copy of the press release announcing the facility closures is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01     FINANCIAL STATEMENTS and EXHIBITS

(a)                   Financial statements of businesses acquired.
                       Not applicable

(b)                   Pro forma financial information.
                       Not applicable

(c)                   Exhibits

Exhibit	Description
99.1	Press release dated November 21, 2008, issued by Ply Gem Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 21, 2008

PLY GEM HOLDINGS, INC.

By:	/s/Shawn K. Poe
Shawn K. Poe
Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT LIST

Exhibit	Description
99.1	Press release dated November 21, 2008, issued by Ply Gem Industries, Inc.